UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

The information contained in this Item 2.02 of this Current Report is being furnished in accordance with SEC Release Nos. 33-8216 and 34-47583.

The information, including the exhibits attached hereto, in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of GTSI Corp., dated April 13, 2006, reporting GTSI Corp.’s financial results for the three and 12-month periods ended December 31, 2005, and monthly sales.

Item 8.01                                             Other Events.

On April 13, 2006, GTSI Corp. (the “Company”) issued a press release that announced that the Company’s Current Report on Form 10-K for the year ended December 31, 2005, contained a going-concern qualification from its independent registered public accounting firm, relating to the Company’s 2005 financial statements.

The announcement was made in compliance with the Nasdaq Rule 4350(b)(1)(B) requiring separate disclosure of receipt of an audit opinion that contains a going concern qualification, and did not reflect any change or amendment to the December 31, 2005 financial statements. The April 13, 2006 press release is attached as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

99.1         Press Release issued by GTSI Corp. dated April 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

	By:	/s/ Thomas A. Mutryn
Thomas A. Mutryn
Senior Vice President and CFO

Date: April 13, 2006